UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange NYSE Texas, Inc. Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, Waste Connections, Inc. (the “Company”) named Jason Craft as the Company’s Executive Vice President and Chief Operating Officer, effective August 9, 2025. Mr. Craft, age 50, will assume the role from Darrell W. Chambliss, whose retirement from that role the Company has previously announced. Mr. Craft, who currently serves as Regional Vice President – Southern Region, has been with the Company since 2003.

There are no arrangements or understandings between Mr. Craft and any other person pursuant to which he was selected to become Executive Vice President and Chief Operating Officer. Mr. Craft has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Craft has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On August 4, 2025, Waste Connections US, Inc. entered into a new letter agreement with Mr. Craft (the “Craft Letter Agreement”) under that certain Separation Benefits Plan, as amended and restated July 26, 2022 (the “Plan”), pursuant to which Mr. Craft’s annual base salary will be $500,000, with a target annual bonus of 100% of his base salary. He will be eligible for equity awards on such terms and to such levels of participation as the Board or the Compensation Committee considers appropriate, provided that the target annual amount of such awards is expected to be equal in value to 225% of Mr. Craft’s base salary on the date of grant.

The foregoing description of the Craft Letter Agreement is qualified in its entirety by reference to the full text of the Craft Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which can be found as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada on August 3, 2022.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit.

10.1	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and Jason Craft, effective August 9, 2025.

104	The cover page of Waste Connections, Inc.’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: August 5, 2025	BY:	/s/ Patrick J. Shea
Patrick J. Shea
Executive Vice President, General Counsel and Secretary